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Exhibit (a)(1)(c)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
SMC Corporation
to
Salmon Acquisition, Inc.,
a wholly owned subsidiary of
Monaco Coach Corporation
(Not to Be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock (the "Shares") of SMC Corporation, an Oregon corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Wells Fargo Bank Minnesota, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)), or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "Section 2. Procedures for Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

WELLS FARGO BANK MINNESOTA, N.A.

By Mail:	By Facsimile Transmission	By Hand:
Wells Fargo Bank Minnesota, N.A. Shareowner Service Reorganization Department P.O. Box 64858 St. Paul, MN 55164-0858	(for Eligible Institutions only): (651) 450-4163	Wells Fargo Bank Minnesota, N.A. Shareowner Services 161 North Concord Exchange Street South St. Paul, MN 55075-1139
To call for additional information: 1-800-468-9716

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Guarantee on the Reverse Side Must Be Completed.

Ladies and Gentlemen:

    The undersigned hereby tenders to Salmon Acquisition, Inc., an Oregon corporation (the "Purchaser") and a wholly owned subsidiary of Monaco Coach Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated July 5, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth in "Section 2. Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares	Name(s) of Record Holder(s):

Certificate Nos. (if available)
Please Print
/ / Check this box if Shares will be tendered by book-entry transfer.	Address(es):
Book-Entry Transfer Facility Account Number
(Zip Code)
Daytime Area Code and Tel. No.:

Dated:	, 2001	Signature(s):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq Stock Market trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address(es):
Authorized Signature
Title:
	Zip Code	Name:
Please Type or Print
Area Code and Tel. No.:	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)